                                                                Exhibit 10.13(c)

                                                               EXECUTION VERSION

                   SECOND AMENDMENT TO AFFILIATION AGREEMENT
                         FOR DBS SATELLITE EXHIBITION
                      OF CABLE PROGRAMMING BY AND BETWEEN
              PLAYBOY ENTERTAINMENT GROUP, INC. AND DIRECTV, INC.

     This Second Amendment (the "Second Amendment") to that certain AFFILIATION AGREEMENT FOR DBS SATELLITE EXHIBITION OF CABLE PROGRAMMING dated as of November 15, 1993, as amended by the First Amendment dated as of April 19, 1994 (as so amended, the "Agreement") by and between Playboy Entertainment Group, Inc. a Delaware corporation ("Programmer") with offices at 9242 Beverly Blvd., Beverly Hills, CA 90210, and DIRECTV, Inc., a California corporation with offices at 2230 East Imperial Highway, El Segundo, CA 90245 ("Affiliate"), is hereby made and entered into this 26th day of July, 1995, as follows:

     1. Amendments. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement, pursuant to Section 13 thereof, as follows:

          A. Schedule. The first sentence of Section 1(b) is hereby amended to read as follows:

                    (b) The "Service" shall mean and consist of the national feed (or, if Programmer uses multiple feeds for the Service, such other of such multiple feeds designated by Affiliate) of the programming service commonly known as "Playboy TV," which shall consist of entertainment programming for adult audiences, presented (i) on a 10-hour per day schedule from 8 PM (eastern time) until 5:59 AM (eastern time), or (ii) commencing August 21, 1995 (the "24 Hour Launch Date"), on a 24-hour per day schedule as the parties shall mutually agree upon (each such 10 hour or 24 hour exhibition time block, as the case may be, shall be referred to hereinafter as an "Exhibition Day"), the content of which Programmer may determine in its sole discretion, including the substitution or withdrawal of any scheduled programs, and of commercial, promotional or other announcements.

          B. PPV Offerings. The last sentence of Section 1(c) is hereby amended to delete the period at the end of the sentence and add the following clause thereafter:

               ; and provided further, commencing on the 24 Hour Launch Date and continuing for such time as the Service is presented on a 24-hour per day schedule, Affiliate shall exhibit the Service through the PPV Offerings in 2 blocks of 12 hours each per Exhibition Day.

          C.  Launch Fees.  The following paragraph is hereby inserted as
Section 2(g):

                    (g) With respect to each of the periods from September 15 to October 14, 1995, and from October 15, 1995 to November 14, 1995 (each, a "Calculation Period"), Affiliate shall deduct "Launch Fees" from the applicable percentage of Gross Receipts paid to Programmer, which Launch Fees shall equal the difference of the applicable percentage of Gross Receipts otherwise payable to

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

                                                               EXECUTION VERSION

               Programmer for such Calculation Period minus $267,000. (For example, in the event the applicable percentage of Gross Receipts otherwise payable to Programmer for the period from September 15 to October 14, 1995 equals $400,000, then Affiliate shall deduct Launch Fees in the amount of $400,000 minus $267,000, or $133,000, from the Gross Receipts paid to Programmer.) In the event the aggregate Launch Fees deducted by Affiliate for the two Calculation Periods equal less than $200,000, Affiliate shall deduct from the applicable percentage of Gross Receipts otherwise payable to Programmer for the second Calculation Period that amount equal to the difference between $200,000 and the aggregate Launch Fees for the two Calculation Periods. Notwithstanding the foregoing, in the event Affiliate discontinues carrying the Service on a 24-hour basis at any time prior to August 20, 1996, Affiliate shall pay to Programmer, within 60 days of such termination of 24 hour programming, an amount equal to the product of the Launch Fees previously deducted by Affiliate and any amounts received by Affiliate from Programmer pursuant to this Section 2(g), times 12 minus the number of months during which the Service is offered on a 24-hour basis, divided by 12. (For example, in the event 24 hour programming of the Service is discontinued after 5 months, Affiliate would return to Programmer 7/12 of all Launch Fees and other amounts paid by Programmer to Affiliate under this Section 2(g).)

          D. Advertising. The second, fourth, fifth, sixth and last sentences of Section 4(d) are hereby deleted effective as of June 30, 1995, and the first sentence of Section 4(d) is hereby amended to read as follows:

                    (d) Affiliate may expend such amounts as it deems necessary or desirable, in its sole discretion after June 30 1995, during any 12-month period (with each 12-month period starting on the Service Commencement Date as defined in Section 6(a) or the anniversary thereof) (a "12-Month Period") for marketing, advertising and promoting the distribution of the Service via the DBS Distribution System.

          E. Playboy Magazine Advertisements. Section 4(e) is hereby amended to delete the second sentence and add the following sentences after the last sentence thereof:

               Programmer shall provide to Affiliate one free advertisement (promoting the distribution of the Service via the DBS Distribution system or any other aspect of Affiliate's business, in Affiliate's sole discretion,) in Playboy Magazine, for each advertisement purchased by Affiliate in Playboy Magazine after August 21, 1995 at the applicable market rate; provided, however, in no event shall Programmer be required to provide more than 2 free advertisements to Affiliate in any one year period commencing on July 1 and ending on June 30 of a given year. Affiliate shall have sole discretion as to whether such free advertisement is a national advertisement or consists of regional advertisements placed in each of the 12 Regions.

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

                                                               EXECUTION VERSION

          F. Exclusivity. The word "and" which is the last word in clause (x) of
Section 5(a) is hereby deleted; and the period at the end of clause (xi) of
Section 5(a) is hereby deleted and replaced with:

               ; and

In addition, a new clause (xii) is hereby added to Section 5(a), to read as follows:

                    (xii) shall not offer adult audience entertainment
               programming (e.g., "Spice") on a 24-hour per day basis (other than the Service) during the 60 days commencing with the 24 Hour Launch Date.

     2. Exhibit A. Programmer and Affiliate acknowledge and agree that Exhibit A is hereby amended to read as set forth in the attached Revised Exhibit A.

     3. No Other Amendment. Except as specifically provided in Sections 1 and 2 above, all terms and provisions of the Agreement shall remain unmodified and in full force and effect; provided however, that in the event that Affiliate discontinues carrying the Service on a 24-hour per day basis at any time during the Term, the amendments set forth in Sections 1 and 2 above (excluding Affiliate's obligation to pay Programmer the amounts set forth in the penultimate sentence of Section 1.C) shall be of no further force and effect; and provided further, that with respect to Section 4(d) of the Agreement, Affiliate's obligation to expend any minimum amount on marketing, advertising and promotion of the distribution of the Service shall be prorated to equal only that proportion of any 12-Month Period during which the Service is not offered on a 24-hour per day basis.

     4. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment through their duly authorized representatives as of the date first set forth above.

ACCEPTED AND AGREED TO:

Playboy Entertainment Group, Inc.               DIRECTV, Inc.

By: /s/ James L. English                        By: /s/ Lawrence N. Chapman
    ------------------------------                  ------------------------

Name: James L. English                          Name: Lawrence N. Chapman
      ----------------------------                    ----------------------

Title: President Worldwide Network              Title: Senior Vice President
       ---------------------------                     ---------------------



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

                                                               EXECUTION VERSION

                               REVISED EXHIBIT A
                               -----------------

            PROGRAMMER'S RATE CARD FOR NON-HOTEL/MOTEL DISTRIBUTION
            -------------------------------------------------------

For the period prior to August 21, 1995:
- ----------------------------------------

                                               Required
                                               --------
                                               Marketing,
                                               ----------
                                               Advertising,
                                               -----------
                                               Promotion
                                               ---------
Per Capita Gross Receipts*      Affiliate      Expenditure    Programmer
- -------------------------       ---------      -----------    ----------
                                Share**        By Affiliate     Share**
                                --------       ------------     -------

$0.00-$1.099                    53%              3%             47%
$1.10-$1.599                    55%            1.5%             45%
$1.60-Above                     58%              0%             42%


For the period beginning August 21, 1995:
- ----------------------------------------

Per Capita Gross Receipts*      Affiliate      Programmer
- -------------------------       ----------     ----------
                                Share**        Share**
                                -------        -------
$0.00-$1.099                    53%              47%
$1.10-$1.599                    55%              45%
$1.60-above                     58%              42%



     *The "Per Capita Gross Receipts" for any month shall be determined by taking the amount of Gross Receipts for such month and dividing that amount by the number of DIRECTV Subscribers as of the fifteenth calendar day of such month.

     ** As of January 1, 1995, the Affiliate Share and Programmer Share is currently 60% and 40%, respectively, as a result of the adoption of Favored Fees pursuant to Section 2(f) of the Agreement.


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